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                                                                   Exhibit 10.18

                                 AMENDMENT NO. 4

                                       TO

                          UNDERWRITING AGENCY AGREEMENT
                       DATED DECEMBER 1, 2001, AS AMENDED

     This AMENDMENT NO. 4 TO UNDERWRITING AGENCY AGREEMENT (this "Amendment") is made and entered into as of October 26, 2005, by and between Allied World Assurance Company, Ltd (the "Company") and IPCRe Underwriting Services Limited (the "Underwriting Agent").

                                   WITNESSETH:

     WHEREAS, the Company and the Underwriting Agent have entered into an Underwriting Agency Agreement, dated as of December 1, 2001, as amended from time to time (the "Agreement"); and

     WHEREAS, the Company and the Underwriting Agent desire to further amend the Agreement in accordance with the terms and conditions contained herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Underwriting Agent agree as follows:

     1. It is hereby agreed that Section 2.2 A of the Agreement be deleted in its entirety and the following be inserted in lieu thereof:

          "Except as otherwise specifically provided, the annual original premium written for the Subject Business ceded to the Company pursuant to reinsurance treaties entered into by the Underwriting Agent on behalf of the Company shall not be limited in the aggregate;"

     2. It is hereby agreed that Section 2.2 C of the Agreement be deleted in its entirety and the following be inserted in lieu thereof:

          "The maximum limit of liability under reinsurance treaties entered into by the Underwriting Agent on behalf of the Company will be $20 million per program, it being understood that where multiple programs are written for a single client group of companies, the limit shall be applied separately to each separate segment of risk, based on geographic zone or line of business, provided that applying such separate limits will not result in any significant correlation leading to additional accumulation of risks related to any such client group, and provided further that in no event shall

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          the aggregate risk limit associated with any individual geographic zone (which zones are described in Addendum A to this Agreement) in which Subject Business risks are located exceed $250 million per zone (the "General Zonal Limit"), and provided further that the aggregate risk limit associated with the Northern Europe zone in which Subject Business risks are located shall not exceed $350 million (together with the General Zonal Limit the "Zonal Limits") $70 million of such Northern Europe capacity to be used exclusively for mutual insurers; co-operatives; regional insurers; single-country insurers; and certain programs, as individually agreed, for local subsidiaries of pan-European insurers;"

     3. It is hereby agreed that the following be added to the end of Section 9 of the Agreement:

          "Because currency fluctuations can and do occur, the Underwriting Agent will use its reasonable best efforts to comply with all of the monetary limits contained herein; provided, however, that any violations of such limits due to currency fluctuations will be discussed and managed appropriately by both parties hereto."

     4. Capitalized terms used herein but not otherwise defined shall have the meaning as set forth in the Agreement.

     5. Except to the extent amended hereby, the Agreement, as previously amended, shall remain unmodified and in full force and effect in accordance with its terms.

     6. This Amendment may be executed in any number of counterparts which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

For and on behalf of                    For and on behalf of
IPCRE UNDERWRITING SERVICES LTD.        ALLIED WORLD ASSURANCE COMPANY, LTD

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